UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment No. 2 to Amended and Restated Employment Agreement with Michael Finegan

On October 4, 2011, Orthofix International N.V. (the “Company”), through its subsidiary Orthofix Inc., entered into amendment no. 2 to amended and restated employment agreement with Michael Finegan (the “Amendment”). The Amendment, which is dated and effective as of October 1, 2011, provides that the initial term of Mr. Finegan’s employment agreement is extended through July 1, 2013, and that Mr. Finegan shall now serve as Senior Vice President of Business Development and President of Biologics. This summary is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 2 to Amended and Restated Employment Agreement, dated as of October 1, 2011, by and between Orthofix Inc. and Michael Finegan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Brian McCollum
Brian McCollum Chief Financial Officer and Senior Vice President of Finance

Date: October 4, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Amended and Restated Employment Agreement, dated as of October 1, 2011, by and between Orthofix Inc. and Michael Finegan.